EX - 24

EXERCISE OF POWER OF SUBSTITUTION
FOR
POWERS OF ATTORNEY



Know all by these presents that the undersigned has been constituted and appointed an attorney-in-fact for each of the persons identified below ("Principals") to take certain specified actions for and on behalf of each Principal pursuant to certain Powers of Attorney identified below (the "Powers") and has been given full power of substitution by each Principal:

THE POWERS

Name of Principal                    Date of Power's Execution
Victor G. Abbey                      August 19, 2002
W. Randolph Baker                    August 13, 2002
Mark T. Bobak                        August 20, 2002
Stephen J. Burrows                   August 14, 2002
August A. Busch III                  August 23, 2002
August A. Busch IV                   September 5, 2002
John E. Jacob                        August 19, 2002
Keith M. Kasen                       March 5, 2003
Francine I. Katz                     August 14, 2002
John F. Kelly                        August 15, 2002
Donald W. Kloth                      August 26, 2002
Stephen K. Lambright                 August 29, 2002
Douglas J. Muhleman                  August 19, 2002
Thomas W. Santel                     August 15, 2002
Joseph P. Sellinger                  August 14, 2002
Patrick T. Stokes                    August 15, 2002
Bernard A. Edison                    August 16, 2002
Carlos Fernandez Gonzalez            August 22, 2002
James J. Forese                      April 23, 2003
James R. Jones                       August 22, 2002
Charles F. Knight                    August 15, 2002
Vernon R. Loucks Jr.                 August 21, 2002
Vilma S. Martinez                    August 17, 2002
James R. Orthwein                    August 24, 2002
William Porter Payne                 August 19, 2002
Joyce M. Roche                       August 18, 2002
General Henry Hugh Shelton           August 21, 2002
Andrew C. Taylor                     August 14, 2002
Douglas A. Warner III                August 14, 2002
Edward E. Whitacre Jr.               August 15, 2002


In consideration of the premises, the undersigned hereby constitutes and appoints John A. Niemoeller to be and act as the substitute for the undersigned under each of the Powers and, therefore, to be and act as each Principal's true and lawful attorney-in-fact to:

      (1) execute for and on behalf of each Principal, in the principal's capacity as an officer and/or director of Anheuser-Busch Companies, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

      (2) do and perform any and all acts for and on behalf of each Principal which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      (3) take any other action of any type whatsoever which the undersigned is authorized to take in connection with the foregoing which, in the opinion of such substitute attorney-in-fact, may be of benefit to, in the best interest of, or legally required (in terms of compliance with the securities laws) by, any of the Principals, it being understood that the documents executed by such substitute attorney-in-fact on behalf of each Principal pursuant to such Principal's Power and this instrument shall be in such form and shall contain such terms and conditions as such substitute attorney-in-fact may approve in such substitute attorney-in-fact's discretion.

      The undersigned hereby grants to such substitute attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present under the authority of each of the Powers, with full power of revocation, hereby ratifying and confirming all that such substitute attorney-in-fact shall lawfully do or cause to be done by virtue of this instrument and the rights and powers herein granted. The undersigned acknowledges that the foregoing substitute attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any responsibilities of any Principal to comply with Section 16 of the Securities Exchange Act of 1934.

      This instrument shall remain in full force and effect as to each Power until the undersigned is no longer authorized to act under such Power, unless earlier revoked by the undersigned (or the applicable Power is revoked by its Principal) in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has executed this Exercise of Power of Substitution for Powers of Attorney as of this 27th day of June, 2003.



      /s/ JoBeth G. Brown
          JoBeth G. Brown